EXHIBIT 23.1
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                        [ARTHUR ANDERSEN LETTERHEAD]

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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   As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 25, 2001, included in this Form 10-K into the Company's previously filed Form S-8 Registration Statements File Nos. 33-24447, 33-25196, 33-40641, 33-67632, 33-62047, and 333-38621, Form S-3 Registration Statements File Nos. 33-46208, 33-64225, 333-47261, 333-53039, and 333-82829, and
   Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement File No. 33-44957.

   ARTHUR ANDERSEN LLP

   Milwaukee, Wisconsin
   March 20, 2001